UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2008

ACRONGENOMICS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49833	52-2219285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fairfax House, 15 Fulwood Place, London UK WC1V 6AY
(Address of principal executive offices and Zip Code)

30 697 724 3620
Registrant's telephone number, including area code

14 Rue Kleberg, CH-1201 Geneva, Switzerland
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2008 we appointed Dr. Evan Manolis as Chairman of our Board of Directors.

Dr. Manolis has been one of our board members since 2006. He received his B.Sc. from University of Illinois at Chicago and his Medical Degree from Southern Illinois University Medical School in 1991. He completed his general surgery residency at the Medical College in Ohio in 1996, his plastic surgery residency in 1998 and his microsurgery fellowship in 1999. Dr. Manolis currently practices reconstructive surgery in the Chicago Illinois area.

Dr. Dimitri Goundis resigned from his position of CEO to pursue other business opportunities.

Item 8.01 Other Events

We also announced the immediate appointment of Dr. Kailash C. Sharma as a member of the Scientific Advisory Board. Dr. Sharma has over 25 years of clinical experience in the areas of Pulmonary and Internal medicine. He is a medical graduate from the University of Delhi, India, 1981, received his fellowships to the Royal College of Physicians in Ireland and the UK in 1985 and is ABIM certified in the USA for Internal Medicine, Pulmonary Diseases and Critical Care Medicine with 13 publications to his credit. Dr. Sharma is currently a practicing physician in the areas of Pulmonary/critical care in the Chicago area.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

(d)	Exhibits

99.1	News release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRONGENOMICS INC.

/s/ Platon Tzouvalis
Platon Tzouvalis
President

Date: September 3, 2008